Exhibit 3.5

AMERICAN HEALTHCARE REIT, INC.

ARTICLES SUPPLEMENTARY

American Healthcare REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 6.2.2 of Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) reclassified and designated [●] authorized but unissued shares (the “Class T Shares”) of Class T Common Stock, $0.01 par value per share, and [●] authorized but unissued shares (the “Class I Shares” and, together with the Class T Shares, the “Shares”) of Class I Common Stock, $0.01 par value per share, of the Corporation as authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation (the “Common Shares”) without designation as to class or series.

SECOND: A description of the Common Shares is contained in Articles VI and VII of the Charter.

THIRD: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Executive Vice President, General Counsel and Secretary on this day          of             , 2024.

ATTEST:		AMERICAN HEALTHCARE REIT, INC.

		By:	(SEAL)
Name:	Mark E. Foster		Name:	Brian Peay
Title:	Executive Vice President,		Title:	Chief Financial Officer
General Counsel and Secretary